EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 27, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of MTI Technology Corporation and subsidiaries on Form 10-K for the year ended April 1, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of MTI Technology Corporation on Forms S-8 (Nos. 333-131403, 333-127302, 333-117401, 333-109060, 333-103065, 333-76972, 333-69030, 333-66716, 333-95915, 333-92623, 333-85579, 333-61957, 333-46363, 333-50377, 333-18501, 33-75180 and 33-80438) and Forms S-3 (Nos. 333-129941, 333-118657 and 333-85410).

/S/ GRANT THORNTON LLP
Irvine, California
June 27, 2006

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